Exhibit 10.1

AMENDMENT NO. 3
TO THE
CAESARS ENTERTAINMENT CORPORATION
2012 PERFORMANCE INCENTIVE PLAN

This Amendment No. 3 (“ Amendment”) to the Caesars Entertainment Corporation 2012 Performance Incentive Plan (the “Plan”), is adopted by Caesars Entertainment Corporation, a Delaware corporation (the “Company”). Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings assigned to them in the Plan.
RECITALS

A. Section 4.2 of the Plan provides that the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the Plan is the sum of (1) 14,867,018 shares of Common Stock, plus (2) the number of shares of Common Stock subject to stock options granted under the Company’s Management Equity Incentive Plan (the “MEIP”) and outstanding on the Stockholder Approval Date (as such term is used in the Plan) which expired, or for any reason were cancelled or terminated, after the Stockholder Approval Date without being exercised, plus (3) the number of shares of Common Stock that, as of the Stockholder Approval Date, remained available for issuance pursuant to the MEIP, other than shares of Common Stock subject to options that were outstanding as of the Stockholder Approval Date.

B. Section 8.6 of the Plan provides that the Board of Directors of the Company (the “ Board ”) may amend or modify the Plan at any time, provided , however , that to the extent necessary to comply with any applicable law, the Company must obtain stockholder approval of any Plan amendment as required.

C. The Board believes it to be in the best interests of the Company and its stockholders to amend the Plan to increase the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the Plan, pursuant to Section 4.2 of the Plan, subject to approval by the stockholders of the Company.

AMENDMENT

1. Subject to approval by the stockholders of the Company, Section 4.2 of the Plan is hereby amended by striking “14,867,018” and replacing it with “22,367,018”.

2. Except as otherwise expressly set forth in this Amendment, all other Articles, Sections, terms and conditions of the Plan remain unchanged and in full force and effect.